UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2012

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2012, the Board of Directors (the “Board”) of CNO Financial Group, Inc. (the “Company”) elected Mary R. (Nina) Henderson as an additional director. Ms. Henderson was also appointed to the Audit and Enterprise Risk Committee of the Board.

A copy of the company's press release announcing the addition of Ms. Henderson to the Board is attached hereto as Exhibit 99.1.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 1, 2012, the Board amended the Company's Bylaws to increase the number of directors to 10. This amendment was made in connection with the election of Mary R. Henderson as an additional director, as described in Item 5.02 above. The Amended and Restated Bylaws of the Company reflecting this change are attached hereto as Exhibit 3.2.

Item 7.01.	Regulation FD.

On August 1, 2012, the Company issued a press release to announce that the Board has declared a quarterly cash dividend of two cents per share on the Company's common stock. A copy of the Company's press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01(d).	Financial Statements and Exhibits.

The following material is furnished as an exhibit to this Current Report on Form 8-K:

3.2	Amended and Restated Bylaws of CNO Financial Group, Inc.
99.1	Press release of CNO Financial Group, Inc. dated August 1, 2012.
99.2	Press release of CNO Financial Group, Inc. dated August 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: August 1, 2012
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer

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